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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Celtrix Pharmaceuticals, Inc. -- Selected Historical Financial Data" and "Experts" and to the use of our report dated May 28, 1999, with respect to the consolidated financial statements of Celtrix Pharmaceuticals, Inc. included in the Joint Proxy Statement of Celtrix Pharmaceuticals, Inc. and Insmed Pharmaceuticals, Inc., which is referenced to, and made a part of, the Registration Statement (Form S-4) and related Prospectus of Insmed, Inc. for the registration of 116,500,000 shares of its common stock.



                                                               Ernst & Young LLP


Palo Alto, California
February 9, 2000